SUB-ITEM 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws

Certificate of Correction dated January 24, 2013 was previously filed with the SEC as exhibit a.(xiv) to Post-Effective Amendment No. 116 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2013 (SEC Accession No. 0001104659-13-016098) and incorporated herein by reference.

Articles Supplementary dated February 27, 2013 was previously filed with the SEC as exhibit a.(xv) to Post-Effective Amendment No. 116 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2013 (SEC Accession No. 0001104659-13-016098) and incorporated herein by reference.

(e) Copies of any new or amended Registrant investment advisory contracts

Investment Management Agreement with Hartford Funds Management Company, LLC dated January 1, 2013 was previously filed with the SEC as exhibit d.(i) to Post-Effective Amendment No. 116 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2013 (SEC Accession No. 0001104659-13-016098) and incorporated herein by reference.

Form of Investment Sub-Advisory Agreement with Wellington Management Company, LLP dated January 1, 2013 was previously filed with the SEC as exhibit d.(ii) to Post-Effective Amendment No. 116 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2013 (SEC Accession No. 0001104659-13-016098) and incorporated herein by reference.

Form of Investment Sub-Advisory Agreement with Hartford Investment Management Company dated as of January 1, 2013 was previously filed with the SEC as exhibit d.(iii) to Post-Effective Amendment No. 116 to the Registrant's Registration Statement on Form N-1A filed with the SEC on February 28, 2013 (SEC Accession No. 0001104659-13-016098) and incorporated herein by reference.